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                                                                    EXHIBIT 4.1

                                THIRD AMENDMENT
                         TO REVOLVING CREDIT AGREEMENT

                                      and

             WAIVER REGARDING DISPOSITION OF ASSETS HELD BY TEXOMA
                              TANK COMPANY, INC.

         This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT is made and entered into as of March 26, 1999 (this "Amendment") by and among (a) ITEQ, INC., a Delaware corporation (the "Borrower"), (b) THE GUARANTORS, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (together with BKB, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower wishes to cause substantially all of the assets of Texoma Tank Company, Inc., a wholly-owned Subsidiary of the Borrower ("Texoma"), to be sold;

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have agreed to amend the Credit Agreement as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



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         SECTION 1.      AMENDMENTS AND WAIVERS UNDER THE CREDIT AGREEMENT.

         SECTION 1.1     AMENDMENT TO SECTION 1.1 OF THE CREDIT AGREEMENT

         The following new definitions are hereby added to Section 1.1 of the Credit Agreement

         "Texoma. Texoma Tank Company, Inc., a wholly-owned Subsidiary of the Borrower."

         "Texoma Asset Sale. The sale by Texoma of substantially all of Texoma's assets pursuant to the Texoma Asset Purchase Agreement."

         "Texoma Asset Purchase Agreement. The Asset Purchase Agreement, dated as of March 26, 1999, pursuant to which Texoma sells to United Rentals (North America), Inc. or one of its affiliates substantially all of Texoma's assets, in form and substance reasonably satisfactory to the Agent."

         SECTION 1.2     AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT.

         The Total Commitment is hereby reduced pursuant to Section 2.2 of the Credit Agreement to $135,000,000 and the dollar figure "$145,000,000" in the first sentence of Section 2.1 of the Credit Agreement is hereby replaced with the dollar figure "$135,000,000".

         SECTION 1.3     WAIVER UNDER SECTION 7.4 OF THE CREDIT AGREEMENT.

         Under Section 7.4 of the Credit Agreement the Borrower may not permit any of its Subsidiaries to dispose of assets other than the sale of equipment in the ordinary course of business. The Borrower has requested the Agent and the Banks to consent to the sale by Texoma of substantially all of Texoma's assets (the "Texoma Asset Sale"). The Banks and the Agent hereby consent to the Texoma Asset Sale and the release of all liens and security interests held by the Banks and the Agent on Texoma's assets that are sold pursuant to the Texoma Asset Sale, and the Banks and the Agent hereby waive Section 7.4 of the Credit Agreement to the extent that Section 7.4 prohibits the Texoma Asset Sale, provided that the net cash proceeds received by the Borrower in consideration for the Texoma Asset Sale are not less than $12,000,000, provided further that such net cash proceeds be immediately applied to repay the Revolving Credit Loans, provided further that no Default or Event of Default (other than any Default or Event of Default that is expressly waived under this Section 1.3) is occurring at the time of the Texoma Asset Sale or would occur as a result thereof, and provided further that the Texoma Asset Sale takes place before April 30, 1999.



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         SECTION 1.4     AMENDMENT TO SECTION 7 OF THE CREDIT AGREEMENT.

         The following new Section 7.10 is added to the Credit Agreement:

         "SECTION 7.10 TEXOMA TANK COMPANY. The Borrower will not permit Texoma to have any material assets after the effectiveness of the Texoma Asset Sale unless the Agent, for the benefit of the Banks and the Agent, shall have a first priority perfected security interest therein."

         SECTION 1.5     AMENDMENT TO SECTION 8.1 OF THE CREDIT AGREEMENT.

         Section 8.1 of the Credit Agreement is hereby replaced in its entirety with the following new Section 8.1:

                  "SECTION 8.1 FUNDED DEBT TO CAPITALIZATION RATIO. The Borrower shall not at any time before the application of the net proceeds from the Texoma Asset Sale to the Revolving Credit Loans permit the ratio of (a) Funded Debt to (b) the sum of Funded Debt plus Net Worth to exceed 55%. The Borrower shall not at any time after the application of the net proceeds of the Texoma Asset Sale to the Revolving Credit Loans permit the ratio of (a) Funded Debt to (b) the sum of Funded
         Debt plus Net Worth to exceed 54%."

         SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which the following conditions shall have been satisfied:

                  2.1 LOAN DOCUMENTS. Each of this Amendment and all related documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.

                  2.2 CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Amendment, and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

                  2.3 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Amendment and all other documents incident hereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent.

                  2.4 CLOSING OF TEXOMA ASSET SALE. The Texoma Asset Purchase Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect in substantially the same form delivered to the Agent prior to the effectiveness of this


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         Amendment, such similarity to extend to terms governing the obligations of Texoma thereunder and all other material terms.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

                  (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Each of the representations and warranties of the Borrower contained in the Credit Agreement as amended hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as amended hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Amendment, no Default or Event of Default has occurred and is continuing.

                  (b) AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of this Amendment and the transactions contemplated hereby
         (i) are within the corporate authority of the Borrower and the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or Guarantors so as to materially adversely affect the assets, business or any activity of the Borrower or Guarantors, and
         (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or Guarantors or any agreement or other instrument binding upon them. The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of the Borrower and Guarantors enforceable against each in accordance with the respective terms and provisions hereof.

         SECTION 4. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

         SECTION 5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.


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         SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT UNDER THE
LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

THE BORROWER:

ITEQ, INC.


By: /s/ LAWRANCE W. MCAFEE
    ---------------------------
    Lawrance W. McAfee
    Chief Financial Officer



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THE GUARANTORS:

ITEQ MANAGEMENT COMPANY
EXELL, INC. (a Delaware corporation which is successor by merger to EXELL,
   INC., a Texas corporation)
ITEQ TANK SERVICES, INC. (successor by merger to HMT TANK SERVICE, INC.) RELIABLE STEEL, INC.
AIR-CURE DYNAMICS, INC.
AMEREX INDUSTRIES, INC.
OHMSTEDE, INC.
INTEREL ENVIRONMENTAL TECHNOLOGIES, INC.
ALLIED INDUSTRIES, INC.
ITEQ CONSTRUCTION SERVICES, INC. (f/k/a HMT CONSTRUCTION SERVICES, INC.)
ITEQ INTELLECTUAL PROPERTIES, INC. (f/k/a AIX INTELLECTUAL PROPERTIES, INC.) ITEQ INVESTMENTS, INC. (f/k/a ASTROTECH INVESTMENTS, INC.)
TEXOMA TANK COMPANY, INC.
ITEQ STORAGE SYSTEMS, INC. (f/k/a BROWN-MINNEAPOLIS TANK & FABRICATING CO., successor by merger to HMT, INC., HMT SENTRY SYSTEMS, INC. and TRUSCO TANK, INC.)
GRAVER MANUFACTURING CO., INC. (f/k/a GRAVER HOLDING COMPANY, successor by merger to GRAVER TANK & MFG. CO., INC., GRAVER TANK INTERNATIONAL, INC., GRAVER POWER, INC., and GRAVER TANK & VESSEL, INC.)



By: /s/ LAWRANCE W. MCAFEE
    ----------------------------
    Lawrance W. McAfee
    Chief Financial Officer


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THE LENDERS:

BANKBOSTON, N.A.,
   individually and as Agent


By:   /s/ TIMOTHY M. LAURION
      ------------------------------------
      Timothy M. Laurion, Director


DEUTSCHE BANK AG,
   individually and as Documentation Agent


By:   /s/ JEAN HANNIGAN
      ------------------------------------
      Name:  Jean Hannigan
      Title: Vice President


By:   /s/ ANDREAS NEUMEIER
      ------------------------------------
      Name:  Andreas Neumeier
      Title: Vice President


BANK OF SCOTLAND


By:   /s/ ANNIE CHIN TAT
      ------------------------------------
      Name:  Annie Chin Tat
      Title: Senior Vice President


BANK ONE, TEXAS, N.A.


By:   /s/ KATHY TURNER
      ------------------------------------
      Name:  Kathy Turner
      Title: Vice President



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PARIBAS (f/k/a Banque Paribas)


By:   /s/ SCOTT CLINGAN
      ------------------------------------
      Name:  Scott Clingan
      Title: Vice President



By:   /s/ LARRY ROBINSON
      ------------------------------------
      Name:  Larry Robinson
      Title: Vice President

COMERICA BANK


By:   /s/ REGINALD M. GOLDSMITH III
      ------------------------------------
      Name:  Reginald M. Goldsmith III
      Title: Vice President


THE FUJI BANK, LIMITED, HOUSTON AGENCY


By:   /s/ RAYMOND VENTURA
      ------------------------------------
      Name:  Raymond Ventura
      Title: Vice President & Manager


HIBERNIA NATIONAL BANK


By:   /s/ ANGELA BENTLEY
      ------------------------------------
      Name:  Angela Bentley
      Title: Portfolio Manager


NATIONSBANK, N.A. (successor by merger
         to NationsBank of Texas, N.A.)


By:   /s/ FOREST SCOTT SINGHOFF
      ------------------------------------
      Name:  Forest Scott Singhoff
      Title: Senior Vice President

UNION BANK OF CALIFORNIA, N.A.


By:   /s/ A. PASHA MOGHADDAM
      ------------------------------------
      Name:  A. Pasha Moghaddam
      Title: Vice President


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CHASE BANK TEXAS, NATIONAL ASSOCIATION
         (f/k/a Texas Commerce Bank, N.A.)


By:   /s/ SCOTT GELLER
      -----------------------------------------------
      Name:  Scott Geller
      Title: Senior Vice President & Credit Executive